                                                                     Exhibit 3.8


                           LE SUPERCLUB VIDEOTRON LTEE

                                 GENERAL BY-LAWS

                                   BY-LAW ONE

                                  SHAREHOLDERS


ARTICLE 1. ANNUAL MEETINGS The annual meeting of shareholders of the Company shall be held at such place, on such date and at such time as the Board of Directors may determine from time to time. Annual meetings of shareholders may be called at any time by order of the Board of Directors, the Chairman of the Board or, provided they are directors of the Company, the President or any Vice-President.

ARTICLE 2. SPECIAL GENERAL MEETINGS Special general meetings of shareholders shall be held at such place, on such date and at such time as the Board of Directors may determine from time to time or at any place where all the shareholders of the Company entitled to vote thereat are present in person or represented by proxy or at such other place as all the shareholders of the Company shall approve in writing.

         Special general meetings of shareholders may be called at any time by order of the Board of Directors, the Chairman of the Board or, provided they are directors of the Company, the President or any Vice-President.

ARTICLE 3. NOTICE OF MEETING Notice specifying the place, date, time and purpose of any meeting of shareholders shall be given to all the shareholders entitled thereto at least 21 days but not more than 50 days prior to the date fixed for the meeting. The notice may be mailed, postage prepaid, to the shareholders at their respective addresses as they appear on the books of the Company or delivered by hand or transmitted by any means of telecommunication.

         If the convening of a meeting of shareholders is a matter of urgency, notice of such meeting may be given not less than 48 hours before such meeting is to be held.

         In the case of joint holders of a share, the notice of meeting shall be given to that one of them whose name stands first in the books of the Company and notice so given shall be sufficient notice to all the joint holders.

         Irregularities in the notice or in the giving thereof as well as the unintentional omission to give notice to, or the non-receipt of any such notice by,


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                                      -2-

any of the shareholders shall not invalidate any action taken by or at any such meeting.

ARTICLE 4. CHAIRMAN The Chairman of the Board or, in his absence, the President, if he is a director, or, in his absence, one of the Vice-Presidents who is a director of the Company (to be designated by the meeting in the event of more than one such Vice-President being present) shall preside at all meetings of shareholders. If all of the aforesaid officers be absent or decline to act, the persons present and entitled to vote may choose one of their number to act as chairman of the meeting. In the event of an equality of votes, the chairman of any meeting shall not be entitled to a casting vote in respect of any matter submitted to the vote of the meeting.

ARTICLE 5. QUORUM, VOTING AND ADJOURNMENTS The holder or holders of not less than 30% of the outstanding shares of the share capital of the Company carrying voting rights at such meeting, present in person or represented by proxy, shall constitute a quorum for any meeting of shareholders of the Company.

         The acts of the holders of a majority of the shares so present or represented and carrying voting rights thereat shall be the acts of all the shareholders except as to matters on which the vote or consent of the holders of a greater number of shares is required or directed by the laws governing the Company, the constituting act or the by-laws of the Company.

         Should a quorum not be present at any meeting of shareholders, those present in person and entitled to be counted for the purpose of forming a quorum shall have power to adjourn the meeting from time to time and from place to place without notice other than announcement at the meeting until a quorum shall be present. At any such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted at the meeting adjourned.

ARTICLE 6. RIGHT TO VOTE AND PROXY At all meetings of shareholders, each shareholder present and entitled to vote thereat shall have on a show of hands one vote and, upon a poll, each shareholder present in person or represented by proxy shall be entitled to one vote for each share carrying voting rights registered in his name in the books of the Company unless, under the terms of the constituting act some other scale of voting is fixed, in which event such scale of voting shall be adopted. Any shareholder or proxy may demand a ballot (either before or on the declaration of the result of a vote upon a show of hands) in respect of any matter submitted to the vote of the shareholders.

         In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of


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                                      -3-

the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the books of the Company.

ARTICLE 7. SCRUTINEERS The chairman at any meeting of shareholders may appoint one or more persons, who need not be shareholders, to act as scrutineer or scrutineers at the meeting.

ARTICLE 8. ADDRESSES OF SHAREHOLDERS Every shareholder shall furnish to the Company an address to which all notices intended for such shareholder shall be given, failing which, any such notice may be given to him at any other address appearing on the books of the Company. If no address appears on the books of the Company, such notice may be sent to such address as the person sending the notice may consider to be the most likely to result in such notice promptly reaching such shareholder.


                                   BY-LAW TWO

                               BOARD OF DIRECTORS

ARTICLE 1. ELECTION OF DIRECTORS AND TERM OF OFFICE Except as herein otherwise provided, each director shall be elected at an annual meeting of shareholders or at any special general meeting of shareholders called for that purpose, by a majority of the votes cast in respect of such election. It shall not be necessary that the voting for the election of directors of the Company be conducted by ballot unless voting by ballot is requested by a shareholder or proxy. Each director so elected shall hold office until the election of his successor unless he shall resign or his office become vacant by death, removal or other cause.

ARTICLE 2. ACTS OF DIRECTORS All acts done by the directors or by any person acting as a director, until their successors have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were qualified to be directors of the Company.

ARTICLE 3. POWER TO ALLOT STOCK AND GRANT OPTIONS Subject to the provisions of the constituting act of the Company, the shares of the Company shall be at all times under the control of the directors who may by resolution, from time to time, accept subscriptions, allot, issue, grant options in respect of or otherwise dispose of the whole or any part of the unissued shares of the share capital of the Company on such terms and conditions, for such consideration not contrary to law or to the constituting act of the Company and at such times prescribed in such resolutions. The directors may, from time to time, make calls


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                                      -4-

upon the shareholders in respect of any moneys unpaid upon their shares. Each shareholder shall pay the amount called on his shares at the time and place fixed by the directors.

ARTICLE 4. POWER TO DECLARE DIVIDENDS The directors may from time to time as they may deem advisable, declare and pay dividends out of any funds available for dividends to the shareholders according to their respective rights and interest therein.

         Any dividend may be paid by cheque or warrant made payable to and mailed to the address on the books of the Company of the shareholder entitled thereto and in the case of joint holders to that one of them whose name stands first in the books of the Company, and the mailing of such cheque or warrant shall constitute payment unless the cheque or warrant is not paid upon presentation.

ARTICLE 5. PLACE OF MEETINGS AND NOTICES All meetings of the Board of Directors shall be held at such place, on such date and at such time as may be determined from time to time by the Board of Directors or at any place where all the directors are present.

         Any meeting of the Board of Directors may be called at any time by or on the order of the Chairman of the Board or, provided they are directors of the Company, the President or any Vice-President or by any two directors.

         Notice specifying the place, date and time of any meeting of the Board of Directors shall be given to each of the directors at least 72 hours prior to the date fixed for such meeting. The notice may be mailed, postage prepaid, to each director at his residence or usual place of business, or delivered by hand or transmitted by any means of telecommunication.

         In any case where the convening of a meeting of directors is a matter of urgency, notice of such meeting may be given not less than 3 hours before such meeting is to be held.

         Notwithstanding any other provisions of this ARTICLE 5, immediately after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present shall be held, provided they shall constitute a quorum, without further notice, for the election or appointment of officers of the Company and the transaction of such other business as may come before them.

ARTICLE 6. CHAIRMAN The Chairman of the Board or, in his absence, the President, if he is a director, or, in his absence, one of the Vice-Presidents who is a director of the Company (to be designated by the meeting in the event of more than one such Vice-President being present) shall preside at all meetings of the directors.

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                                      -5-

If all of the aforesaid officers are absent or decline to act, the directors present may choose one of their number to act as chairman of the meeting. In the event of an equality of votes, the chairman of any meeting shall be entitled to cast one vote as a director, but not a second or casting vote in respect of any matter submitted to the vote of the meeting.

ARTICLE 7. QUORUM Except when the Company has only one director, the directors may from time to time fix by resolution the quorum for meetings of directors, but until otherwise fixed, a majority of the directors in office shall constitute a quorum.

ARTICLE 8. VACANCIES AND RESIGNATION In the case of a vacancy occurring in the Board of Directors, the directors then in office, by the affirmative vote of a majority of said remaining directors, so long as a quorum of the Board remains in office, may from time to time and at any time fill such vacancy for the remainder of the term.

ARTICLE 9. SOLE DIRECTOR In the case where the Company has only one director, the acts that may be or are required to be taken by the Board of Directors or by two directors of the Company, under the Company's by-laws, may be taken by the sole director of the Company.


                                  BY-LAW THREE

                                    OFFICERS

ARTICLE 1. OFFICERS The directors shall elect or appoint a President, shall appoint a Secretary and may also elect or appoint as officers a Chairman of the Board, one or more Vice-Presidents, one or more Assistant-Secretaries, a Treasurer and one or more Assistant-Treasurers. Such officers shall be elected or appointed at the first meeting of the Board of Directors after each annual meeting of shareholders. There may also be appointed such other officers as the Board of Directors may from time to time deem necessary. Such officers shall respectively perform such duties, in addition to those specified in the by-laws of the Company, as shall from time to time be prescribed by the Board of Directors. The same person may hold more than one office, provided, however, that the same person shall not hold the office of President and Vice-President. None of such officers except the Chairman of the Board and the President, need be a director of the Company.

ARTICLE 2. CHAIRMAN OF THE BOARD The Chairman of the Board, if any, shall preside at all meetings of directors and shareholders of the Company and he shall have such other powers and duties as the Board of Directors may determine from time to time.


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                                      -6-

ARTICLE 3. PRESIDENT The President shall be the chief executive officer of the Company and shall exercise a general control of and supervision over its affairs. He shall have such other powers and duties as the Board of Directors may determine from time to time.

ARTICLE 4. VICE-PRESIDENT OR VICE-PRESIDENTS The Vice-President or Vice-Presidents shall have such powers and duties as may be determined by the Board of Directors from time to time. In case of the absence, disability, refusal or omission to act of the President, a Vice-President designated by the directors may exercise the powers and perform the duties of the President and, if such Vice-President exercises any of the powers or performs any of the duties of the President, the absence, disability, refusal or omission to act of the President shall be presumed.

ARTICLE 5. TREASURER AND ASSISTANT-TREASURERS The Treasurer shall have general charge of the finances of the Company. He shall render to the Board of Directors, whenever directed by the Board and as soon as possible after the close of each financial year, an account of the financial condition of the Company and of all his transactions as Treasurer. He shall have charge and custody of and be responsible for the keeping of the books of account required under the laws governing the Company. He shall perform all the acts incidental to the office of Treasurer or as may be determined by the Board of Directors from time to time.

         Assistant-Treasurers shall perform any of the duties of the Treasurer delegated to them from time to time by the Board of Directors or by the Treasurer.

ARTICLE 6. SECRETARY AND ASSISTANT-SECRETARIES The Secretary shall attend to the giving of all notices of the Company and shall keep the records of all meetings and resolutions of the shareholders and of the Board of Directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the Company, if any. He shall have charge of the books containing the names and addresses of the shareholders and directors of the Company and such other books and papers as the Board of Directors may direct. He shall perform such other duties incidental to his office or as may be required by the Board of Directors from time to time.

         Assistant-Secretaries shall perform any of the duties of the Secretary delegated to them from time to time by the Board of Directors or by the Secretary.

ARTICLE 7. SECRETARY-TREASURER Whenever the Secretary shall also be the Treasurer he may, at the option of the Board of Directors, be designated the "Secretary-Treasurer".

ARTICLE 8. REMOVAL The Board of Directors may, subject to the law and the provisions of any contract, remove and discharge any officer of the Company at any meeting called for that purpose and may elect or appoint any other person.


                                   BY-LAW FOUR

                                  SHARE CAPITAL

ARTICLE 1. SHARE CERTIFICATES Certificates representing shares of the share capital of the Company shall be approved by the Board of Directors. Share certificates shall bear the signatures of two directors or two officers of the Company or of one director and one officer of the Company. Such signatures may be engraved, lithographed or otherwise mechanically reproduced thereon. Any certificate bearing the facsimile reproduction of the signature of any of such authorized persons shall be deemed to have been manually signed by him and shall be as valid to all intents and purposes as if it had been manually signed, notwithstanding that the person whose signature is so reproduced shall, at the time that the certificate is issued or on the date of such certificate, have ceased to be an officer or director of the Company, as the case may be.

ARTICLE 2. TRANSFER OF SHARES A register of transfers containing the date and particulars of all transfers of shares of the share capital of the Company shall be kept either at the head office or at such other office of the Company or at such other place in the Province of Quebec as may be determined, from time to time, by resolution of the Board of Directors. One or more branch registers of transfers may be kept at any office of the Company or any other place within the Province of Quebec or elsewhere as may from time to time be determined by resolution of the Board of Directors. The date and particulars of all transfers of shares contained in a branch register of transfers must also be entered in the register of transfers. Such register of transfers and branch registers of transfers shall be kept by the Secretary or by such other officer or officers as may be specially charged with this duty or by such agent or agents as may be appointed from time to time for that purpose by resolution of the Board of Directors.

         Entry of the transfer of any share of the share capital of the Company may be made in the register of transfers or in a branch register of transfers regardless of where the certificate representing the share to be transferred shall have been issued.

         If the shares of the share capital of the Company to be transferred are represented by a certificate, the transfer of such shares shall not be entered in the register of transfers or the branch register of transfers, unless or until the certificate representing the shares to be transferred has been duly endorsed and surrendered for cancellation.

ARTICLE 3. CLOSING OF BOOKS The Board of Directors may, from time to time, by resolution close the register of transfers and the branch registers of transfers, if any, for any time or times not exceeding in the whole 60 days in each financial year of the Company on giving notice by advertisement in a newspaper published in the place where the register of transfers is kept and in a newspaper published in the place where each of the branch registers of transfers is kept. The Board of Directors may by resolution fix in advance a date not exceeding 60 days preceding the date of any meeting of shareholders of the Company or the date for the payment of any dividend or the date for the allotment of any rights as a record date for the determination of the shareholders entitled to receive notice of any such meeting or to receive payment of any such dividend or to be allotted any such rights. Only shareholders of record on the record date so fixed shall be entitled to receive such notice or to receive payment of such dividend or to be allotted such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such record date.

ARTICLE 4. TRANSFER AGENTS AND REGISTRARS The Board of Directors may appoint or remove from time to time transfer agents or registrars of transfers of shares of the share capital of the Company and, subject to the laws governing the Company, make regulations generally, from time to time, with reference to the transfer of the shares of the share capital of the Company. Upon any such appointment being made, all certificates representing shares of the share capital of the Company thereafter issued shall be countersigned by one of such transfer agents or one of such registrars of transfers and shall not be valid unless so countersigned.


                                   BY-LAW FIVE

                                 FINANCIAL YEAR

         The financial year of the Company shall end on December 31 in each year. Such date may, however, be changed from time to time by resolution of the Board of Directors.


                                   BY-LAW SIX

                                    CONTRACTS

         All contracts, deeds, agreements, documents, bonds, debentures and other instruments requiring execution by the Company may be signed by two directors or two officers of the Company or by one director and one officer of the Company or by such persons as the Board of Directors may otherwise authorize from time to time by resolution. Any such authorization may be general or confined to specific instances. Save as aforesaid or as otherwise provided in the by-laws of the Company, no director, officer, agent or employee shall have any power or authority to bind the Company under any contract or obligation or to pledge its credit.

         The Company may transact business with one or more of its directors or with any firm of which one or more of its directors are members or employees or with any corporation or association of which one or more of its directors are shareholders, directors, officers or employees. The director who has an interest in such transaction shall disclose it to the Company and to the other directors making a decision in respect of such transaction and shall abstain from discussing and voting on the question except if his vote is required to bind the Company in respect of such transaction.


                                  BY-LAW SEVEN

                                  DECLARATIONS

         Any director or officer of the Company or any other person nominated for that purpose by any director or officer of the Company is authorized and empowered to give instructions to an attorney to appear and make answer for and on behalf and in the name of the Company to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for and on behalf and in the name of the Company any answer to writs of attachment by way of garnishment in which the Company is garnishee. Any director, officer or person so nominated is authorized and empowered to make all affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Company is a party and to instruct an attorney to make demands of abandonment or petitions for winding-up or bankruptcy orders upon any debtor of the Company and to attend and vote at all meetings of creditors of the Company's debtors and grant proxies in connection therewith. Any such director, officer or person is authorized to appoint by general or special power or powers of attorney any person or persons, including any person other than those directors, officers and persons hereinbefore mentioned, as attorney or attorneys of the Company to do any of the foregoing things.

                                  BY-LAW EIGHT

                                      SEAL

         The seal of the Company, if any, may be affixed by any director or officer of the Company or by any person designated by such director or officer.


                      ENACTED November 27, 2003

                      Witness the signatures of the President
                      and the Secretary of the Company.



                      -------------------------------------
                      Richard Soly
                      President



                      -------------------------------------
                      Claudine Tremblay
                      Secretary


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                                      -11-


                            VIDEOTRON MARKETING LTEE

                                  BY-LAW NO. 15

                    BEING A BY-LAW CONCERNING THE BORROWING
                             OF MONEY BY THE COMPANY

         The directors of the Company may from time to time:

a)       borrow money on the credit of the Company;

b) pledge, issue and sell bonds and other securities of the Company and give them in guarantee or sell them for the prices and amounts they deem satisfactory;

c) notwithstanding the provisions of the Civil Code of Quebec, hypothecate, pledge or put up as security the movables or immovables of the Company, present or future, to ensure the payment of such bonds or other securities or give only a portion of these guarantees for the same purposes and create the hypothecs or pledges mentioned above by trust, in accordance with sections 28 and 29 of the ACT RESPECTING THE SPECIAL POWERS OF LEGAL PERSONS (R.S.Q. c.P-16) or in any other way;

d) hypothecate or pledge the immovables of the Company or give security or otherwise encumber the movables of the Company or give any guarantees to ensure the payment of loans made other than by the issuance of bonds, as well as the payment and/or execution of any other debt, obligation or contract of the Company.

         The powers conferred by this by-law must be considered as complementary to and not replacements of any powers held by the directors or officers of the Company independent of this by-law.

ADOPTED BY THE BOARD OF DIRECTORS AND RATIFIED BY THE SHAREHOLDER OF THE COMPANY, AS REQUIRED BY LAW, THIS SECOND DAY OF MAY 1989.

(attested by the seal of the Company)


[signed]                                    [signed]
President                                            Secretary

                            VIDEOTRON MARKETING LTEE

                                  BY-LAW NO. 16

1. The name of the Company is changed from Videotron Marketing Ltee to LE SUPERCLUB VIDEOTRON LTEE.

2. The secretary of the Company is authorized and ordered to sign all documents, including the articles of amendment, and to take whatever steps are necessary or useful to give full force to this by-law.


ADOPTED BY THE BOARD OF DIRECTORS AND RATIFIED BY THE SHAREHOLDER OF THE COMPANY, AS REQUIRED BY LAW, THIS TWENTY-FOURTH DAY OF OCTOBER 1989.

(attested by the seal of the Company)


[signed]                                           [signed]
Chairman of the Board                              Secretary

                           LE SUPERCLUB VIDEOTRON LTEE

             BY-LAW NO. 17 AMENDING THE SHARE CAPITAL OF THE COMPANY

1. The share capital of the Company is amended by creating a new class of shares, Class B, consisting of an unlimited number of Class B shares with the rights, privileges and restrictions mentioned in the appended Schedule A attached hereto as an integral part.

2. A director of the Company is authorized and ordered to sign all documents, including the articles of amendment and to take all steps necessary or useful to give full force to this by-law.

ADOPTED BY THE BOARD OF DIRECTORS AND RATIFIED BY THE SHAREHOLDER OF THE COMPANY, AS REQUIRED BY LAW, THIS 27th DAY OF AUGUST 1990.



[signed]                                        [signed]
Chairman of the Board                           Secretary

                                   SCHEDULE A

                                 CLASS B SHARES

An unlimited number of Class B shares, with no par value and having the following rights, privileges and restrictions:

         1) DIVIDEND AND PARTICIPATION. The bearers of B shares equally with the bearers of class A shares, are entitled to:

                  a) share in the property, profits or surplus assets of the Company and for this purpose receive any dividend declared by the Company;

                  b) share in the residue of assets upon the liquidation or dissolution of the Company.

         2) RIGHT TO VOTE. Subject to the provisions of the COMPANIES ACT, the bearers of Class B shares do not have the right on this basis alone to vote at the meetings of the shareholders of the Company nor the right to attend them or receive notice of such meetings.

         3)       RIGHT OF REDEMPTION. Subject to the provisions of section
                  123.54 of the Quebec COMPANIES ACT, the bearers of Class B shares have the right at all times upon written request to require the redemption by the Company of the Class B shares they hold at a price equal to the amount paid for these Class B shares plus any dividend declared but not paid. The written notice shall specify the number of Class B shares to be redeemed and accompanied by the share certificates representing the shares to be redeemed.

                  The Company shall proceed with the redemption of such shares and pay the redemption price no later than fifteen (15) days after receiving the notice mentioned above.

                  The Class B shares so redeemed shall be cancelled on the date of their redemption, and the Company shall reduce the subdivision of its issued and paid-up share capital account attached to the Class B shares in accordance with the provisions of section 123.51 of the Quebec COMPANIES ACT.

                           LE SUPERCLUB VIDEOTRON LTEE

                             BY-LAW NO. 18 AMENDING
                           THE END OF THE FISCAL YEAR



1. The fiscal year of the Company shall end on the last Saturday in August of each year and the financial statements of the Company drawn up for presentation to the shareholders at the annual meeting shall be made for the fiscal year ending on the last Saturday of August of each year.



ADOPTED BY THE BOARD OF DIRECTORS AND RATIFIED BY THE SHAREHOLDER OF THE COMPANY, AS REQUIRED BY LAW, THIS 28th DAY OF AUGUST 1992.



[signed]                                            [signed]
Chairman of the Board                               Secretary